UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 7, 2011

Geospatial Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-04066	87-0554463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

229 Howes Run Road, Sarver, PA 16055
(Address of principal executive offices)

(724) 353-3400
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 7, 2011, Geospatial Holdings, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) by and among the Company, USIC Locating Services, Inc. (“USIC”), and the Company’s wholly-owned subsidiary, Utility Services and Consulting Corporation (“USCC”), pursuant to which USCC sold its operating assets to USIC.  The Agreement is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Pursuant to the Agreement, USCC sold to USIC the following assets (collectively, the “Assets”):
all equipment; all  rights in, to, and under customer contracts; all rights to certain deposits, prepaid expenses, and security deposits; all intangible assets; all confidential information; all files and records; all licenses and permits; all intellectual property; all claims against third parties related to the Assets; and certain other fixed assets.

No material relationship exists between USIC and the Company or any of its affiliates, directors, or officers, or any associate of such directors or officers.

In consideration for the Assets, USIC assumed lease liabilities totaling $673,386.

Item 2.01.  Completion of Acquisition or Disposition of Assets.

See “Item 1.01 Entry into a Material Definitive Agreement.”

 Item 7.01.  Regulation FD Disclosure.

On March 11, 2011, the Company issued a press release announcing its entry into the Agreement (as discussed in Items 1.01 and 2.01 hereof).  The press release is furnished as Exhibit 99.1 hereto, and is incorporated into this Item 7.01 by reference.  The information furnished in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

 Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Asset Purchase Agreement dated as of March 7, 2011, by and among USIC Locating Services, Inc., Utility Services and Consulting Corp., and Geospatial Holdings, Inc.
99.1	Press release dated March 11, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOSPATIAL HOLDINGS, INC.

By:	/s/ Thomas R. Oxenreiter
Name:	Thomas R. Oxenreiter
Title:	Chief Financial Officer

Date: March 11, 2011